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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   October 25, 2002
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                           AUTHENTIDATE HOLDING CORP.
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               (Exact name of Registrant as specified in charter)


       Delaware                        0-20190                 14-1673067
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(State or other jurisdic-        (Commission                    (IRS Employer
 tion of incorporation)          File Number)                Identification No.)


       2165 Technology Drive, Schenectady, New York                      12308
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         (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code  (518) 346-7799
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     (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS.
ITEM 9.  REGULATION FD DISCLOSURE.

      On October 25, 2002, the Company completed the sale of $3,700,000 of its securities to certain accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation D, promulgated thereunder (the "Offering"). The Company received net proceeds of approximately$3,400,000, after paying finders fees and expenses. The Company intends to use the proceeds for working capital and general corporate purposes.

      In the transaction, the Company sold $3,700,000 of convertible debentures (the "Debentures") to three institutional investors and warrants to purchase an aggregate of 444,000 shares of Common Stock (the "Warrants"). The Debentures and Warrants may be referred to herein as the "Securities". The Debentures are convertible into shares of the Company's Common Stock at an initial conversion price of $2.50 per share. The Debentures are due three years from the date of issuance and accrue interest at the rate of 7% per annum, payable quarterly in arrears. At the option of the Company, the interest may be paid in either cash or additional shares of common stock. The Warrants are exercisable for a period of four years from the date of issuance and are initially exercisable at $2.50 per share. The conversion price of the Debentures and exercise price of the Warrants are subject to adjustment in the event the Company issues Common Stock or securities convertible into Common Stock at a price per share of Common Stock less than the conversion price or exercise price on the basis of a weighted average formula. In addition the conversion price of the Debentures and exercise price of the Warrants are subject to adjustment at any time as the result of any subdivision, stock split, combination of shares or recapitalization.

      The sale of the $3,700,000 of Securities constitutes the first tranche of a sale of such Securities to the investors. The second tranche of the Offering is expected to result in the sale of an additional $2,467,000 of Securities. The second tranche of the Offering, however, will only be consummated if the Company's common stock maintains a trading price at or above $3.00 per share for 15 consecutive trading days over the 12 months following the closing of the first tranche of the Offering. Consummation of the second tranche is at the option of the Company. If there is a closing of the second tranche of the Offering, the conversion price and exercise price of the Securities will be equal to $3.00 per share.

      The Company also issued five year warrants to purchase 72,000 shares of its common stock to a consultant for services rendered in connection with this transaction exercisable at $2.50 per share and a cash fee of $222,000. The warrants issued to the consultant are on terms substantially similar to the Warrants issued to the investors.

      As of October 7, 2002, the Company had 19,972,480 shares outstanding. As of the date that the parties entered into a term sheet for the transaction (October 10, 2002) the closing price of the Company's Common Stock was $1.51.

      The securities sold in this offering are restricted securities under the terms of Regulation


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D and may not be transferred or resold for a period of one year, except pursuant to registration under the Securities Act or an exemption thereunder. The Company is obligated to file a registration statement with the Securities and Exchange Commission (the "Commission") to register the shares of Common Stock underlying the Debentures and the Warrants within thirty days of the closing date. If the registration statement is not timely filed or is not declared effective within sixty days (or within 120 days in the event of a Commission review) following the closing date, then the Company shall pay to the investors penalties equal to 2% of the Offering proceeds per each month that the Company is not in compliance with these registration covenants.

      The Company issued a press release regarding the initial closing of the Offering on October 25, 2002. The press release is attached to this Report on Form 8-K as Exhibit 99.1

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

      List below the financial statements, pro forma financial information and exhibits, if any, field as a part of this report.

(c)   Exhibits

      4.1      Form of Debenture
      4.2      Form of Warrant
      10.1     Form of Securities Purchase Agreement
      10.2     Form of Registration Rights Agreement
      99.1     Press Release


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2002                       AUTHENTIDATE HOLDING CORP.
                                              (Registrant)

                                              By /s/ Dennis H. Bunt
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                                              Dennis H. Bunt
                                              Chief Financial Officer


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